Morgan Stanley U.S. Government Securities Trust
Item 77O - Transactions effected pursuant to Rule 10f-3

Securities Purchased:	FHLMC Multi Family Structured
PAS A2 2.682% due 10/25/2022
Purchase/Trade Date:	2/4/2013
Offering Price of Shares: $101.999
Total Amount of Offering: $1,089,529,000
Amount Purchased by Fund: $4,700,000
Percentage of Offering Purchased by Fund: 0.431
Percentage of Fund's Total Assets: 0.52
Brokers: BofA Merrill Lynch, Morgan Stanley, Barclays,
Credit Suisse, Guggenheim Securities, JPMorgan
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: FHLMC Multi Family Structured
PAS X1 0.904% due 10/25/2022
Purchase/Trade Date: 2/7/2013
Offering Price of Shares: $6.906
Total Amount of Offering: $1,297,029,000
Amount Purchased by Fund: $9,749,253
Percentage of Offering Purchased by Fund: 0.752
Percentage of Fund's Total Assets: 0.89
Brokers:  BofA Merrill Lynch, Morgan Stanley, Barclays,
Credit Suisse, Guggenheim Securities, JPMorgan
Purchased from:  Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Fannie Mae Class ASQ2 0.59483%
due 8/25/2015
Purchase/Trade Date:	4/15/2013
Offering Price of Shares: $100.000
Total Amount of Offering: $453,061,544
Amount Purchased by Fund: $2,250,000
Percentage of Offering Purchased by Fund: 0.497
Percentage of Fund's Total Assets: 0.25
Brokers: Citigroup, RBS, Morgan Stanley
Purchased from: RBS Securities Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: JP Morgan Chase Commercial
Mortgage Securities Trust
Purchase/Trade Date: 5/2/2013
Offering Price of Shares: $102.999
Total Amount of Offering: $389,304,000
Amount Purchased by Fund: $4,470,000
Percentage of Offering Purchased by Fund: 1.148
Percentage of Fund's Total Assets: 0.55
Brokers: JP Morgan, KeyBanc Capital Markets, Barclays
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.